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                                                                    Exhibit 10.2

                       REDLINE PERFORMANCE PRODUCTS, INC.
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


       1.) Definitions. As used in this Plan, the following terms have the following meanings:

       (a) "Administrator" means the Board of Directors.

       (b) "Affiliate" means a "parent" or "subsidiary" corporation, as defined in Sections 425(e) and 425(f), respectively, of the Code.

       (c) "Board" means the Board of Directors of the Company.

       (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (e) "Common Stock" means the common stock, $0.01 par value per share, of the Company, or any successor class or series of voting Common Stock of the Company.

       (f) "Company" means Redline Performance Products, Inc., a Minnesota corporation.

       (g) "Director" means a member of the Board.

       (h) "Effective Date" means the date on which the Plan was adopted by the Board.

       (i) "Eligible Director" means a Director who is not also an employee of the Company or of an Affiliate. A person shall not be an Eligible Director if the Company is contractually obligated to include such person on the Board of Directors.

       (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (k) "Grant Date" means the date on which an Option is granted.

       (l) "Option" means an option to purchase Common Stock under the Plan. All Options granted under this Plan are Non-Qualified Options to purchase Common Stock and are not intended to qualify under Section 422 of the Internal Review Code of 1986, as amended.

       (m) "Option Agreement" means a written agreement evidencing an Option, in a form satisfactory to the Company, duly executed on behalf of the Company and delivered to and executed by an Optionee.

       (n) "Option Stock" means shares of Common Stock issued or issuable upon exercise of an Option.

       (o) "Optionee" means an Eligible Director who has been granted an Option.


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       (p) "Optionee Termination Date" means the date on which an Optionee ceases to be a Director of the Company.

       (q) "Plan" means the Redline Performance Products, Inc. Non-Employee Director Stock Option Plan.

       (r) "Securities Act" means the Securities Act of 1933, as amended.

       2.) Purposes of the Plan. The purposes of the Plan are to attract and retain highly qualified Directors and to provide equity-based incentive to Eligible Directors by aligning their interests with those of the shareholders of the Company.

       3.) Common Stock Subject to the Plan. The maximum number of shares of Common Stock available for issuance under the Plan is Two Hundred Thousand (200,000). The shares of Common Stock covered by the portion of any Option that expires or otherwise terminates unexercised under this Plan shall become available again for grant. The number of shares of Common Stock covered by Options is subject to adjustment in accordance with Section 5(a) of the Plan.

       4.) Administration. The Administrator shall have the authority to grant Options under this Plan, and to determine all other matters relating to this Plan. The Administrator may delegate ministerial duties to such employees of the Company as it deems proper. All questions of interpretations, implementation and application of this Plan shall be determined by the Administrator, and such determinations shall be final and binding on all persons.

       5.) Adjustments.

       (a) Adjustments. In the event that the Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, Common Stock split-up, combination of shares or dividends payable in capital Common Stock, appropriate adjustments shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option price per share and number of shares of Option Stock. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to an Optionee.

       (b) Replacement Securities. If the Company is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, the Company's Common Stock is exchanged for: (i) other securities of the Company or (ii) securities of another corporation which has assumed the outstanding Options under the




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       Plan or has substituted for such Options its own options, then each
       Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Company or of such other corporation as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the price of the Option before such transaction, the Fair Market Value per Share, as hereinafter defined, of the Common Stock immediately before such transaction and the Fair Market Value immediately after the transaction, of the securities then subject to that Option (or to the option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Subsection.

       6.) Change in Control.

       (a) Change in Control. For purposes of this Section 6, a "Change in Control" of the Company will mean (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled, directly or indirectly, by the Company, (ii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (iii) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

       (b) Acceleration of Vesting. Without limiting the authority of the Administrator under the Plan, if a Change in Control of the Company occurs, then, if approved by the Administrator in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time after the grant of an Option, all such Options will become immediately exercisable in full and will remain exercisable in accordance with the terms of the Plan.

       (c) Cash Payment for Options. If a Change in Control of the Company occurs, then the Administrator in its sole discretion either in an agreement evidencing an Option grant at the time of grant or any time after the grant of an Option, and without the consent of any Option recipient effected thereby, may determine that some or all recipients holding outstanding Options will receive, with respect to and in lieu of some or all of the Option Stock, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of the Common Stock, as defined in Section 9 hereof, either immediately prior to the effective date of such Change in Control of the Company or, if greater, determined on the basis of the amount paid as



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       consideration by the other party(ies) to the Change in Control transaction, over the exercise price per share of such Options.

       (d) Limitation on Change in Control Payments. Notwithstanding anything in Sections 6(b) or (c) of the Plan to the contrary, if the Company is then subject to the provisions of Section 280G of the Code, and if the acceleration of the vesting of an Option as provided in Section 6(b) or the payment of cash in exchange for all or part of an Option as provided in Section 6(c) (which acceleration or payment could be deemed a "payment" within the meaning of Section 28OG(b)(2) of the Code), together with any other payments which such Optionee has the right to receive from the Company would constitute a "parachute payment" (as defined in Section 28OG(b)(2) of the Code), then the payments to such Optionee pursuant to Sections 6(b) or (c) will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
       Section 4999 of the Code; provided, however, that if such Optionee is subject to a separate agreement with the Company which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Subsection (d) will, to that extent, not apply.

       7.) Terms and Conditions of Options.

       (a) Grant of Option. Options shall be granted to Eligible Directors pursuant to this Plan as follows:

              (1) Each Eligible Director shall be automatically granted an Option to purchase 25,000 shares of Option Stock (the "Initial Grant") on the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors. With respect to Directors who are Eligible Directors as of the Effective Date, an Initial Grant to each such Eligible Director shall be effective as of the Effective Date. The Administrator may, at its sole discretion, increase or decrease the number of shares of Option Stock granted in an Initial Grant.

              (2) Each Eligible Director shall be automatically granted, on the date of each annual meeting of the Company's shareholders, an Option to purchase 5,000 shares of Option Stock (the "Annual Grant"), provided that an Eligible Director who has not been an Eligible Director since the previous annual meeting of the Company's shareholders shall not be granted an Option under this Subsection. The Administrator may, at its sole discretion, increase or decrease the number of shares of Option Stock granted in an Annual Grant.

       (b) Exercise Price. The exercise price of an Option shall be 100% of the Fair Market Value of the Common Stock, as defined in Section 9 hereof, on the Grant Date.



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       (c) Option Term. Each Option granted under this Plan shall expire seven
       (7) years from the Grant Date. If an Eligible Director ceases to serve as a Director other than as the result of removal by the Board, such person may, but only within five (5) years of such person's Optionee Termination Date, exercise such person's Option to the extent that such Option had vested and become exercisable on the Optionee Termination Date, provided, that in no event may an Option be exercised more than seven (7) years from the Grant Date. If an Eligible Director ceases to serve as a Director as the result of removal or termination by or resignation from the Board, all Options held by such person, whether or not such Options have vested and become exercisable, shall immediately terminate on the Optionee Termination Date.

       (d) Vesting. Except as otherwise provided in this paragraph, Options granted under the Plan shall vest and become exercisable with respect to 20% of such Option Stock on the Grant Date, with respect to an additional 20% on the date twelve (12) months after the Grant Date, with respect to an additional 20% on the date twenty-four (24) months after the Grant Date, with respect to an additional 20% on the date thirty-six (36) months after the Grant Date, and with respect to the final 20% on the date forty-eight (48) months after the Grant Date. Options granted under the Plan pursuant to an Annual Grant shall vest and become exercisable with respect to 50% of such Option Stock on the Grant Date and with respect to the balance of 50% on the date twelve (12) months after the Grant Date.

       (e) An Option shall vest and become exercisable only if the Optionee is a Director on the vesting date.

       (f) Exercise

              (1) At the time written notice of exercise of an Option is given to the Company, the Optionee shall make payment in full, in cash or check or by one of the methods specified below, for all Common Stock purchased pursuant to the exercise of such Option. An Option may be exercised by delivery by the Optionee of Common Stock already owned by the Optionee for all or part of the aggregate exercise price of the Common Stock as to which the Option is being exercised, so long as (i) the value of such Common Stock (determined as provided in Section 9) is equal on the date of exercise to the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or such portion thereof as the Optionee is authorized to pay by delivery of Common Stock and (ii) such previously owned shares have been held by the Optionee for at least six (6) months.

              (2) An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Chief Financial Officer of the Company, accompanied by payment of the Option exercise price or the Common Stock equivalent




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                     thereof. The date the Company receives written notice of an exercise hereunder accompanied by payment of the Option exercise price or the Common Stock equivalent thereof will be considered the date such Option was exercised. Promptly after receipt of such written notice and payment or Common Stock equivalent thereof, the Company shall deliver to the Optionee or such other person permitted to exercise such Option under Section 8, a certificate or certificates for the requisite number of shares of Common Stock.
                     Certificates representing such shares shall be affixed with appropriate legends restricting transfer as provided in the Plan.

       8.) Transferability of Options. Each Option granted hereunder may be transferred by the Optionee to a member of the Optionee's immediate family, to a trust established for the benefit of the Optionee or a member of the Optionee's immediate family, or to a charitable non-profit organization. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void. A transfer of Options under the terms of the Plan may result in the termination of the Company's or the Optionee's eligibility to register Option Stock under the Securities Act and Optionees should make inquiry as to eligibility for registration prior to exercising any Option.

       9.) Determination of Value. Any determination of the value of Common Stock required by the Plan shall be determined in accordance with the following provisions, as applicable (which value or closing price shall be referred to herein as the "Fair Market Value per Share," or for a group of Shares, a total "Fair Market Value"):

       (a) if, on the relevant date, the Common Stock is listed on a national or regional securities exchange or quoted on the NASDAQ National Market, on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded or, if there is no sale on the relevant date, then on the last previous day on which a sale was reported; or

       (b) if, on the relevant date, the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market, but otherwise is publicly-traded and reported on NASDAQ, on the basis of the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ; but if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ, then on the last previous day any bid and asked prices were quoted; or

       (c) if, on the relevant date, the Common Stock is not publicly-traded as described in (a) or (b), in good faith by the Board.

       10.) Restriction on Transfer of Option Stock.



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       (a) Compliance with Securities Laws. Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, the rules and regulations promulgated under each of the foregoing, the requirements of the New York Stock Exchange (if the Company's securities are listed thereon) and the requirements of NASDAQ pertaining to the National Market or SmallCap Market (if the Company's securities are quoted thereon), and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b) 180-Day Restriction on Transfer After a Public Offering. The Company may at a future date file a registration or offering statement (the "Registration Statement") with the Securities and Exchange Commission to facilitate a public offering of its securities. Should such an initial public offering be made and should the managing underwriter of such offering require it, the Common Stock issued pursuant to exercise of any Option will, without the prior written consent of the Company and such underwriter, be restricted from sale, transfer or other disposition during the "Lockup Period." The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein. The term "Lockup Period" shall mean the lesser of (i) 180 days and (ii) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Company's Common Stock. The Lockup Period shall commence on the effective date of the Registration Statement.

       (c) Restrictive Legend. The Company may place one or more restrictive legends on any certificates evidencing Option Stock containing substantially the following language:

              The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities law, and are subject to a subscription and investment representation agreement. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws.

              Sale or other transfer of these securities is further restricted for up to 180 days following an initial public offering of securities of the Company by the terms of the Non-Employee Director Stock Option Plan, a copy of which is available for inspection at the offices of the Company.



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       (d) Registration and Resale. If, at the time of exercise of an Option, the Common Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Optionee deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

       11.) Rights.

       (a) Rights as Optionee. No Eligible Director shall acquire any rights as an Optionee unless and until an Option Agreement has been delivered to and executed by the Optionee, and duly executed on behalf of the Company.

       (b) Rights as Common Stockholder. No person shall have any rights as a shareholder of the Company with respect to any Common Stock subject to an Option until the date that a Common Stock certificate has been issued and delivered to the Optionee.

       (c) No Right to Re-Election. Nothing contained in the Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company's shareholders, or confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

       (d) No Limitations on Company Rights. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustment, reclassifications, reorganizations, or changes of its capital business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

       12.) Registration and Resale. The Board may, but shall not be required to, cause the Plan, the Options, and Common Stock subject to the Plan to be registered under the Securities Act and under the securities laws of any state. No Option may be exercised, and the Company shall not be obliged to grant Common Stock upon exercise of an Option, unless, in the opinion of counsel for the Company, such exercise and grant is in compliance with all applicable federal and state securities laws and the rules and regulations promulgated thereunder. As a condition to the grant of an Option for the issuance of Common Stock upon the exercise of an Option, the Administrator may require that the Optionee agree to comply with such provisions and federal and state securities laws as may be applicable to such grant or the issuance of Common Stock, and the Optionee delivers to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

       13.) Amendment, Suspension or Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue this Plan, except to the extent that shareholder approval is required for any amendment or alteration (a) by applicable law in order to exempt from Section 16(b) of the Exchange Act any transaction contemplated by this Plan, or (b) by the rules of the




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New York Stock Exchange, if the Company's securities are listed thereon, or (c)
by the rules of NASDAQ, if the Company's securities are quoted thereon; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under an Option without such Optionee's consent; and provided further, that any provision in this Plan relating to the eligibility of Directors to participate in this Plan, the timing of Option grants made under this Plan or the number of shares issuable upon exercise of Options granted to a Director under this Plan shall not be amended more than once every six months, other than to comply with the changes in the Code or the rules thereunder. Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Option (with the Optionee's consent), as in the opinion of the Administrator may be appropriate from time to time.

       14.) Indemnification of Administrator. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Articles of Incorporation and the Bylaws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

       15.) Plan Binding on Successors. Except as provided herein, the Plan shall be binding on the successors of the Company.

       16.) Interpretation and Governing Law. This Plan shall be construed under the laws of the State of Minnesota.

       17.) Headings. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

       IN WITNESS WHEREOF, the undersigned hereby acknowledges that the Company has caused this document to be finalized and approved as the Redline Performance Products, Inc. Non-Employee Director Stock Option Plan as of the 12th day of March, 2001.



                                       REDLINE PERFORMANCE PRODUCTS, INC.



                                       By:  /s/ Chris Rodewald
                                            ------------------------------------
                                       Its:  Secretary




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